As filed with the Securities and Exchange Commission on December 14, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2336218
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue
Suite M04
Lake Success, New York	11042
(Address of principal executive offices)	(Zip Code)
DealerTrack Holdings, Inc. 2005 Incentive Award Plan
DealerTrack Holdings, Inc. 2001 Stock Option Plan
DealerTrack Holdings, Inc. Employee Stock Purchase Plan
DealerTrack Holdings, Inc. Employees’ Deferred Compensation Plan
DealerTrack Holdings, Inc. Directors’ Deferred Compensation Plan
(Full titles of the Plans)

Eric D. Jacobs, Esq.
Senior Vice President, General Counsel and Secretary
DealerTrack Holdings, Inc.
1111 Marcus Avenue, Suite M04
Lake Success, New York
(516) 734-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Bradd L. Williamson, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
(212) 906-1200
(212) 751-4864 (fax)
Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount of Shares to	Offering Price Per	Aggregate Offering	Amount of
to be Registered	be Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock $0.01 par value	7,435,465	$6.09; 19.25	$96,539,103	$10,330

(1)	Represents (a) 3,183,853 shares of common stock, par value $0.01 per share (“Common Stock”) of DealerTrack Holdings, Inc. (the “Company”) that may be acquired under the Company’s 2005 Incentive Award Plan (“Incentive Plan”), (b) 2,526,612 shares of Common Stock that may be acquired under the Company’s 2001 Stock Option Plan (the “Option Plan”), (c) 1,500,000 shares of Common Stock that may be acquired under the Company’s Employee Stock Purchase Plan (“ESPP”), (d) 150,000 shares of Common Stock that may be distributed pursuant to deferred compensation obligations under the Company’s Employees’ Deferred Compensation Plan (“Employees’ Plan”) and (e) 75,000 shares of Common Stock that may be distributed pursuant to deferred compensation obligations under the Company’s Directors’ Deferred Compensation Plan (“Directors’ Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), additional shares of Common Stock of the Company, which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction are also being registered.

(2)	For purposes of computing the registration fee only. Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share is based upon (a) the weighted average exercise price per share ($6.09) of options to purchase 3,540,547 shares of Common Stock that are outstanding under the Incentive Plan and the Option Plan as of the date hereof, and (b) for the remaining 3,894,918 shares of Common Stock, $19.25, the average of the high and low trading prices of the Common Stock as reported on the NASDAQ National Market System composite tape on December 13, 2005.

(3)	In addition, pursuant to Section 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the ESPP, Employees’ Plan and Directors’ Plan.

PART I
Item 1. Plan Information
     Not required to be filed with this Registration Statement.
Item 2. Registration Information and Employee Plan Annual Information
     Not required to be filed with this Registration Statement.
PART II
Item 3. Incorporation of Documents by Reference
          The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by the Company, are hereby incorporated as of their respective dates in this Registration Statement by reference:
A.	The Company’s prospectus filed with the Commission pursuant to Rule 424(b) on December 12, 2005 in connection with the Company’s Registration Statement on Form S-1 (File No. 333-126944), including the exhibits thereto.

B.	The description of the Company’s Common Stock, contained in the Company’s registration statement on Form S-1, referred to above.
          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
          Article Eighth of the Company’s fifth amended and restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). Except to the extent such exemption from liability is not permitted under the Delaware General

Corporation Law, the Company’s fifth amended and restated certificate of incorporation provides that no director will have personal liability to the Company or to the Company’s stockholders for monetary damages for breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:
•	for any breach of their duty of loyalty to the Company or to the Company’s stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for voting or assenting to unlawful payments of dividends or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.
          Any amendment to or repeal of these provisions will not adversely affect any right or protection of the Company’s directors occurring prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Company’s directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
          In addition, the Company’s by-laws provide that the Company must indemnify the Company’s directors and officers and the Company must advance expenses, including attorneys’ fees, to the Company’s directors and officers in connection with legal proceedings, subject to very limited exceptions. Acting pursuant to the foregoing, we have entered into agreements with each of the Company’s directors and officers to indemnify them to the fullest extent permitted by our fifth amended and restated certificate of incorporation, amended and restated by-laws and Delaware law.
          In addition, the Company has entered into separate indemnification agreements (the “Indemnification Agreements”) with some of the Company’s directors and officers. The Indemnification Agreements (i) confirm to officers and directors the indemnification provided to them in the amended and restated by-laws, (ii) provide officers and directors with procedural protections in the event that they are sued in their capacity as a director or officer and (iii) provide additional indemnification rights.
          The Company has purchased insurance on behalf of the Company’s respective directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as the Company’s directors or officers, or that may arise out of their status as the Company’s directors or officers, including liabilities under the federal and state securities laws.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits
          A list of exhibits included as part of this Registration Statement is set forth on the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

Item 9. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on December 14, 2005.

DEALERTRACK HOLDINGS, INC.
By:	/s/ Mark F. O’Neil
Mark F. O’Neil
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
          Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints each of Mark F. O’Neil and Robert J. Cox III the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing), to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amended thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully as to all intents and purposes as the undersigned might and could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of December 14, 2005.

Signature	Title

/s/ Mark F. O’Neil Mark F. O’Neil	Chairman, President and Chief Executive Officer (as principal executive officer of DealerTrack Holdings, Inc.)

/s/ Robert J. Cox III Robert J. Cox III	Senior Vice President, Chief Financial Officer and Treasurer (as principal financial officer and principal accounting officer of DealerTrack Holdings, Inc.)

Signature	Title

/s/ Steven J. Dietz Steven J. Dietz	Director

/s/ Thomas R. Gibson Thomas R. Gibson	Director

/s/ Mary Cirillo-Goldberg Mary Cirillo-Goldberg	Director

/s/ John J. McDonnell, Jr. John J. McDonnell, Jr.	Director

/s/ James David Power III James David Power III	Director

/s/ Howard L. Tischler Howard L. Tischler	Director
          Pursuant to the requirements of the Securities Act, the DealerTrack Holdings, Inc. Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on December 14, 2005.

DEALERTRACK HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

By:	Compensation Committee of the Board of Directors of DealerTrack Holdings, Inc., Plan Administrator

	By:	/s/ Mary Cirillo-Goldberg

Mary Cirillo-Goldberg

	By:	/s/ Thomas R. Gibson

Thomas R. Gibson

	By:	/s/ John J. McDonnell, Jr.

John J. McDonnell, Jr.

2

          Pursuant to the requirements of the Securities Act, the DealerTrack Holdings, Inc. Employees’ Deferred Compensation Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on December 14, 2005.

DEALERTRACK HOLDINGS, INC. EMPLOYEES’ DEFERRED COMPENSATION PLAN

By:	Compensation Committee of the Board of Directors of DealerTrack Holdings, Inc., Plan Administrator

	By:	/s/ Mary Cirillo-Goldberg

Mary Cirillo-Goldberg

	By:	/s/ Thomas R. Gibson

Thomas R. Gibson

	By:	/s/ John J. McDonnell, Jr.

John J. McDonnell, Jr.

3

          Pursuant to the requirements of the Securities Act, the DealerTrack Holdings, Inc. Directors’ Deferred Compensation Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on December 14, 2005.

DEALERTRACK HOLDINGS, INC. DIRECTORS’ DEFERRED COMPENSATION PLAN

By:	The Board of Directors of DealerTrack Holdings, Inc., Plan Administrator

	By:	/s/ Mark F. O’Neil

Mark F. O’Neil

	By:	/s/ Steven J. Dietz

Steven J. Dietz

	By:	/s/ Thomas R. Gibson

Thomas R. Gibson

	By:	/s/ Mary Cirillo-Goldberg

Mary Cirillo-Goldberg

	By:	/s/ John J. McDonnell, Jr.

John J. McDonnell, Jr.

	By:	/s/ James David Power III

James David Power III

	By:	/s/ Howard L. Tischler

Howard L. Tischler

4

Exhibit Index

3.1	Form of Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1/A, filed on October 25, 2005, File No. 333-126944).

3.2	Form of Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.4 to Amendment No. 3 to the Company’s Registration Statement on Form S-1/A, filed on October 25, 2005, File No. 333-126944).

3.3	Specimen Certificate of Common Stock (incorporated herein by reference to Exhibit 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1/A, filed on October 12, 2005, File No. 333-126944).

4.1	DealerTrack Holdings, Inc. 2001 Stock Option Plan (incorporated herein by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1, filed on July 28, 2005, File No. 333-126944).

4.2	DealerTrack Holdings, Inc. 2005 Incentive Award Plan (incorporated herein by reference to Exhibit 10.24 to the Company’s Registration Statement on Form S-1, filed on July 28, 2005, File No. 333-126944).

4.3	DealerTrack Holdings, Inc. Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.27 to the Company’s Registration Statement on Form S-1, filed on July 28, 2005, File No. 333-126944).

4.4	DealerTrack Holdings, Inc. Employees’ Deferred Compensation Plan (incorporated herein by reference to Exhibit 10.29 to the Company’s Registration Statement on Form S-1, filed on July 28, 2005, File No. 333-126944).

4.5	DealerTrack Holdings, Inc. Directors’ Deferred Compensation Plan (incorporated herein by reference to Exhibit 10.28 to the Company’s Registration Statement on Form S-1, filed on July 28, 2005, File No. 333-126944).

5.1	Opinion of Counsel regarding the legality of the Common Stock being registered.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Independent Registered Public Accounting Firm.

23.4	Consent of Independent Registered Public Accounting Firm.

23.5	Consent of Independent Registered Public Accounting Firm.

23.6	Consent of Independent Registered Public Accounting Firm.

23.7	Consent of Independent Registered Public Accounting Firm.

24.3	Power of Attorney (included on signature page).

5